Exhibit 99(a)

Annual Meeting of Shareholders

Overall Portfolio Leasing Percentage

100.0%

96.3% 95.9%

95.7% 95.4% 95.3% 95.4%

94.8% 94.7%

95.0% 94.2%

Percentage 92.9%

90.0%

Leasing

85.0%

80.0%

Dec’06 Mar’07 Jun’07 Sep’07 Dec’07 Mar’08 Jun’08 Sep’08 Dec’08 Mar’09

Annual Average of Space Leased

The financial crisis which has engulfed our country and the world over the past few years has impacted our portfolio’s occupancy as shown here

Since reaching an all-time high level in 2006 at 97%, our leasing percentage declined to 95.3% at the end of 2007, 94.2% at year end 2008 and as of the end of March 2009 is at 92.9%.

Geographic Mix & Property Type

Shopping Centers DC. / Baltimore 77% 82%

Other Office 18% 23%

2008 Property Operating Income

Our geographic focus continues to be in the metropolitan Washington DC market.

Approximately 82% of the year-end 2008 property operating income is from the metropolitan Washington DC/Baltimore area. This focus is our strength in this period of economic crisis. The Washington, DC metropolitan area unemployment rate of approximately 6.1% in February 2009 remains among the lowest of the Country’s major metropolitan areas.

The retail component of our portfolio’s income was 77% in 2008.

Retail Same Space Leasing Highlights
Square Feet Signed (in thousands)
300
250
200
150
100
50
274
238
253
168
79
1Q '08
2Q '08
3Q '08
4Q '08
1Q '09
Rental Rate Increase (Percentage)
30.0%
20.0%
10.0%
0.0%
-10.0%
24.3%
11.0%
13.2%
-5.8%
2.8%
5 yr Avg. = 8.7%
1Q '08
2Q '08
3Q '08
4Q '08
1Q '09
Saul Centers

With the decline in overall consumer spending, retailers continue to struggle with declining sales and limited access to capital. Declining retail sales lead to lower leasing volume and rental rates.

Rental rate increases on a year over year basis averaged 11% in 2007 and 10.1% in 2008.

The first 3 quarters of 2008 were strong, with a very sharp drop-off in the 2008 fourth quarter and the first quarter of 2009.

Retail Same Property NOI Growth
10.0%
5.0%
0.0%
-5.0%
-10.0%
Growth Percentage
4.5%
1.0%
1.9%
-2.6%
-5.5%
5 yr. avg. = 2.9%
1Q '08
2Q '08
3Q '08
4Q '08
1Q '09
Saul Centers

We have achieved average annual retail net operating income growth on a same property basis of 2.9% over the past 5 years.

The 2008 growth was 1.2%, with quarterly growth rates slowing throughout the year.

The rate of increase slowed as a result of increased small shop vacancy and higher credit loss reserves for tenants struggling to make rent payments.

Declines in average rental rates and property NOI are likely to continue over the next few years.

Funds From Operations (FFO) & Dividends
Current dividend of $.39/share equates to an annual dividend of $1.56/share.
5-year annual FFO growth
• 7.5% absolute
• 5.0% per share
$2.50
$2.00
$1.50
$2.10
1.56
$2.20
1.56
$2.42
1.60
$2.57
1.68
$2.75
1.77
$2.68
1.88
2003
2004
2005
2006
2007
2008
FFO
Dividends
Saul Centers

Operating results over the past 5 years are highlighted here.

Over this period, absolute FFO has grown by a compounded average of 7.5% annually. Compounded annual growth per share was 5.0%, from $2.10 per share in 2003 to $2.68 in 2008.

After increasing the common stock dividend from 2005 to 2008, we reduced the January 2009 dividend by 17%, from a quarterly amount of $0.47 per share to $0.39 per share.

With credit market conditions continuing to slow, we chose this course, because we believe retaining capital in this very uncertain economic climate was the prudent strategy.

Dividend as a % of FFO

100%

Low FFO

90% payout ratio:

61% of FFO

Payout 80%

was paid out

71% 70% Dividend 70%

66% 65% in dividends.

64%

61% 60%

50%

2004 2005 2006 2007 2008 1Q ‘09

Over the past 5 years, we were paying out an average of 67% of our FFO as dividends.

As you may know, REITs are required to pay out 90% of taxable income. It is our philosophy to pay out dividends only as required, to meet taxable income requirements. This allows us to retain cash.

With taxable income projected to decline in 2009, we lowered our dividend in the 2009 first quarter to $0.39, or 61% of our FFO.

Mortgage Debt Maturities
December 31, 2008
Weighted average maturity of mortgage debt is 7.4 years
$100
$50
$0
Millions
$62
$96
$39
$13
$15
$28
$61
$27
$11
$9
$37
$1
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
2024
Year Debt Matures
(Excludes scheduled amortization)
Saul Centers

Liquidity and debt maturities are two of the most critical metrics in times of frozen credit.

Of our $548 million of fixed-rate mortgage debt, there is no debt scheduled to mature before December 2011. As a result, we have no roll-over financing requirements until that time.

Our $62 million and $96 million balloons in 2011 and 2012 represent very manageable levels on the properties securing these loans, as both are maturing 15 year, amortizing loans.

The $62 million of mortgages maturing December 2011 are only 54% of the original amount borrowed in 1997 as a result of loan principal repaid monthly over the term of the loan.

Maturities of our mortgage debt are staggered from 2011 until 2024.

Commercial Real Estate Valuation

Price declines of 35-45% (or more) expected from 2007 peak levels, exceeding those of the early 1990’s Rents declining and vacancies rising across all property types and markets Conduit loan delinquency rate likely to exceed 3.5% by the end of 2009 and may reach 5-6% by 2010 Large % of loans originated during 2005-2008 will likely require substantial equity infusion to refinance

Source: Deutsche Bank-Commercial Real Estate Outlook Q1 2009

A recent report published by Deutsche Bank’s real estate research group highlights the dramatically weaker commercial real estate fundamentals across most property segments and markets. It reports that price declines of 35-45% are expected, exceeding those of the early 1990’s.

Loan defaults are increasing as many loans originated in 2005-2008 will not be refinancable without substantial equity contributions, where there were a high concentration of risky 5-year interest-only loans.

Commercial Real Estate Financing

Sample Underwriting

2007 Today Cash flow $5 MM $5 MM Cap rate 4.8% 7.4% Property value $105 MM $68 MM LTV 85% 66% Equity $16 MM $23 MM Loan amount $89 MM $45 MM Amortization None 30 yr. All-in rate 5.6% 8.1% Yr. 1 d/s coverage 1.0x 1.25x Implied value decline 35%

Source: Deutsche Bank-Commercial Real Estate Outlook Q1 2009

According to the Deutsche Bank report, commercial real estate pricing peaked in October 2007 after appreciating 30% since 2005 and 90% since 2001. The above shows how a representative property with $5 million in cash flow may have been underwritten for financing back in 2007 and today. A dramatic implied value decline of approximately 35%.

Total Shareholder Return

(assumes reinvestment of dividends)

$250

Saul Centers’ compounded annual return: 5 year = 11.5% Invested $200 10 year = 17.3%

100 -22.9% $ Return $150 Total

-37.5% $100

-34.0% -36.6%

Dec. 2003 Dec. 2004 Dec. 2005 Dec. 2006 Dec. 2007 Dec. 2008

Saul Centers NAREIT Equity S & P 500 Russell 2000

Our long tenured team of professionals have been tested through prior periods of economic stress and will be tested once again.

After a tough 23% total return decline in 2008, our 10-year compounded total return now averages 17% per year. Our 5-year total return of 11.5% per year.

Capital Structure Highlights
3/31/2009 closing price
= $22.97/sh
Common Equity
Preferred Equity
Debt
$2,000
$1,500
$1,000
$500
Millions
$866
$485
$381
$1,263
$530
$148
$584
2002
2003
2004
2005
2006
2007
2008
3/31/09
Year End
Saul Centers

At March 31, 2008, we had a total combined debt and equity capitalization of approximately $1.3 billion, compared to just under $900 million 5 years ago, and down from our high levels of approximately $1.9 billion.

Total debt is currently $584 million, represented here in blue.

Preferred stock, shown here in yellow, represents about 11.5% of our capital base. We did our first offering of $100 million in 2003 and completed a very timely $80 million public offering last March, one of the last REIT preferred offerings to be done prior to the deterioration of the credit markets. We completed this capital offering in order to strengthen the balance sheet and increase liquidity as we face a potentially prolonged economic downturn.

Our capital structure now has a leverage ratio of approximately 46% debt to total capitalization.

Prudent Capital Structure

March 31, 2009

93% fixed rate, nonrecourse debt

No fixed rate debt maturing in the next 2.5 years Weighted average mortgage maturity = 7.4 years Average mortgage debt interest rate is 6.7% Interest coverage = 3.3 times $150 million credit line, $15 million outstanding

93% of our debt is now fixed rate and all of this is nonrecourse property debt. No debt will mature until December 2011, over 2.5 years from now.

The weighted average maturity is 7.4 years, and the average interest rate is 6.7%. Our property operating income provided an interest expense coverage of 3.3 times in 2008.

Our $150 million credit line currently has $15 million borrowed.

Preferred Stock Offerings

2 issues totaling $180 MM November 2003 - $100 MM

March 2008 - $80 MM

Perpetual with no investor redemption rights

Callable at par by the company 5 years from issue date

Our $100 million preferred stock offering in late 2003 was a catalyst for our recent acquisition and development growth.

Last March, we completed an $80 million preferred offering. Both issues are perpetual and are callable at par by the Company 5 years from the issue date.

This equity capital provided additional capacity to fund our remaining development commitments and to provide liquidity during these times of declining property level performance.

Shopping Centers

(2008)

Boca Valley Plaza, Boca Raton, Florida

45 retail properties generate over 77% of property operating income

30 centers are grocery anchored & produce 86% of retail operating income

Tenants reported sales averaging $322 a square foot

Grocers reported sales averaging $467 per square foot

During 2008, property operating income from our 45 retail properties produced more than 77% of overall operating income.

30 of our centers are anchored by a food store, and these grocery-anchored properties produce 86% of our retail operating income.

Total retail sales for the portfolio, from tenants who report sales, were $321 per square foot in 2008, a decrease of 1% from 2007 levels.

Grocery store sales are a key driver of customer traffic in neighborhood centers. The overall sales volume reported by our grocery stores averaged a solid $467 per square foot, an increase of 2% over 2007. This came at the expense of struggling small shop restaurant tenants, one of our hardest hit use categories over the past year.

Favorable Demographics

Average household income within three mile radius of Saul Centers’ retail properties exceeds the national average

$110,000

$100,000

$90,000

National Avg. - $73,800 $80,000 Saul Centers Avg. - $104,600

$70,000

Source: U.S. Census Bureau, Census 2000 $60,000 ESRI 2008 forecasts.

$50,000

National Avg. Saul Centers

Long-term success of our core portfolio hinges largely on prime infill locations.

Saul Centers demographics are well above the national averages.

Saul Centers’ properties 3-mile trade areas have average household incomes of $104,600, compared to the national average of $73,800.

Our 3 and 5 mile population counts total 98,000, and 236,000, respectively, which are representative of very strong infill locations.

Our top 20 properties in terms of household income average over $137,000.

Core Shopping Centers

(2008)

Leesburg Pike, Baileys Crossroads, Virginia

190 retail leases signed

10.1% increase in rents on new leases signed vs. 11.1% in 2007 66% renewal rate in 2008 compared to over 73% previous 5 years 94.8% average occupancy in 2008 vs. over 95% past 5 years

While anchor tenants provide the traffic to the centers, small shop leasing is a major driver of growth in our business.

During 2008, we executed over 190 new and renewal leases representing 933,000 square feet of space. New lease rents increased 10.1%, on a cash basis, over the amounts paid on the same space expiring leases.

73% of the tenants whose leases expired during the past 5 years have renewed their leases, a strong retention rate. The 2008 number was 66%, reflecting store closings in the face of lower consumer demand.

Currently our occupancy is at a 5-year low of 92.9%, compared to our 5 year average leasing percentage of approximately 95%, which is evidence of the quality and desirable locations of our centers.

Major Retail Tenants

Top 10 retail tenants provided only 19% of 2008 Revenue

Tenant Name	Locations	SF %	2008 Revenue
Giant Food	9	6.8%	4.4%
Safeway	8	4.7%	3.1%
Chevy Chase Bank	20	0.8%	2.2%
Publix	5	2.9%	1.8%
CVS	6	1.5%	1.7%
Lowe's Home Center	2	3.1%	1.6%
Home Depot	2	2.9%	1.3%
Super Fresh	2	1.2%	1.1%
Office Depot	4	1.1%	1.1%
Harris Teeter	2	1.1%	1.0%
Totals	60	25.9%	19.3%

Saul Centers

A diverse retail tenant base minimizes exposure to any one tenant's credit.

Only Giant Food, at 4.4%, Safeway at 3.1% and Chevy Chase Bank at 2.2% of 2008 rental revenue, accounted for more than 2% of total Company revenue.

Our top 10 tenants comprise only 19% of total revenue.

We had only one Circuit City store, at our Southdale shopping center outside of Baltimore. The 43,000 square foot store closed in mid-March, when the company completed liquidation.

Retail Lease Expirations

53 % of base rents in place to 2013 & beyond

Year	Square Feet	S F %	Base Rent $	Base Rent %
2009 *	350,000	5.3%	$ 5,408,000	5.7%
2010	756,000	10.7%	10,521,000	11.1%
2011	1,056,000	14.9%	14,227,000	15.0%
2012	857,000	12.1%	14,345,000	15.2%
2013 & beyond	3,577,000	49.9%	50,152,000	53.0%
Totals	6,596,000	92.9%	$ 94,653,000	100.0%

* As of April 1, 2009

Saul Centers

Retail lease expirations for the balance of 2009 total 350,000 SF. Over 55% of the space that expired in 2009 has been successfully renewed or re-leased as of the end of the 1st quarter.

Approximately half of our base rents are contracted under leases expiring in 2013 and beyond.

Seven Corners

Seven Corners, Falls Church, Virginia

Seven Corners is a 568,000 square foot community shopping center in Falls Church, Virginia.

It is anchored by a Shoppers Food Warehouse and a Home Depot.

During the fourth quarter of 2008, we replaced an expiring and dark 50,000 square foot anchor tenant lease with a Syms clothing store lease.

Syms will relocate from nearby and plans to be open at Seven Corners by the summer.

The center is our largest retail property as measured by both square footage and operating income, and remains 100% leased.

Thruway

Thruway, Winston Salem, North Carolina

Thruway is a 354,000 square foot community shopping center located in Winston-Salem, North Carolina, anchored by a Harris Teeter supermarket, Bed, Bath and Beyond and Borders.

During 2008, we successfully re-tenanted a 20,000 square foot space, carving it up and adding Talbot’s and two small shops to the center.

Also, in 2008, Hanes Brand opened a 20,000 square foot store in lower level space that had not been leased for nearly 10 years.

This center is one of our top five in size and operating income and is 96.2% leased.

Southdale

Southdale, Glen Burnie, Maryland

Southdale is a 484,000 square foot community shopping center located in Glen Burnie, Maryland, south of Baltimore.

The center is anchored by Home Depot, Marshall’s and Value City Furniture.

Southdale had our only Circuit City store, which vacated 43,000 square feet in mid-March with their corporate liquidation.

In the fall of 2008, we replaced an expiring Giant grocery store with a Fresh World International Supermarket.

Southdale is currently 91.1% leased, with only 1 small shop vacancy in addition to the Circuit City box.

Lansdowne Town Center

Lansdowne Town Center, Leesburg, Virginia

Lansdowne Town Center is a 189,000 square foot, Harris Teeter anchored lifestyle shopping center, with a village green and various outdoor seating and dining options, located off Route 7 in Loudoun County, Virginia.

Completed in 2007, the center is currently 96.2% leased. Street-level retail tenants include CVS Pharmacy, Panera Bread, Starbucks and many other eating establishments. The development also includes 38,000 square feet of professional office space.

Lansdowne is our fourth center in Loudoun, for a total of over 700,000 square feet of space. Loudoun has been one of our most impacted markets, as the turmoil in the housing market has caused dramatically decreased retail sales, and often tenant difficulties at many restaurants, health fitness centers and other discretionary type retail uses.

Hunt Club Corners

Before renovation After renovation Hunt Club Corners, Apopka, Florida

Hunt Club Corners is a 101,000 square foot, Publix anchored neighborhood center located in metropolitan Orlando, Florida.

We acquired Hunt Club in 2006 and just completed a façade renovation in late 2008.

We have five centers in Florida, totaling over 590,000 square feet. Stress in the housing markets has greatly impacted retail sales, and small shop vacancies in our Florida properties have increased.

Our 5 grocers continue strong, with an overall 5% sales increase in 2008, but many of the small shop retailers are struggling.

Development Property

Northrock Center, Warrenton, Virginia

In January 2008, we acquired approximately 15.4 acres of undeveloped land in Warrenton, Virginia. The site is located in the City of Warrenton on the heavily traveled U. S. Route 29.

We have substantially completed construction for Northrock Shopping Center, a neighborhood center totaling approximately 103,000 square feet of leasable area.

Harris Teeter has leased 52,700 square feet and is scheduled to open in early June.

A total of 62% of the center is pre-leased.

Development Property

Westview Village, Frederick, Maryland

In November 2007, we purchased a 10.4 acre site, adjacent to the Westview Promenade shopping center, on Buckeystown Pike (MD Route 85) in Frederick, Maryland.

We have substantially completed construction of approximately 90,000 square feet of space, including 60,000 square feet of retail shop space and 30,000 square feet of professional office space. An additional 15,000 square feet of pad space will complete the 105,000 square foot development.

We have executed leases totaling 12,000 square feet, or 20% of the retail shop space.

A pad has been ground leased to Mimi’s, for a 7,500 square foot restaurant.

Leasing activity is slow for the remainder of the space.

Office Properties

Washington Square, Alexandria, Virginia

1.2 million square feet

3 properties produce 75% of office operating income 95% average occupancy since 2003 - currently 92.5% 94% of leases have fixed annual escalations

Our office space totals over 1.2 million square feet.

Approximately 73% of the office portfolio operating income is produced from our 601 Pennsylvania Avenue, Van Ness Square and Washington Square office buildings, all located in metropolitan Washington, DC.

Our office portfolio is currently 92.5% leased.

Over 90% of the office leases have fixed annual base rent escalations averaging over 2.5% per year, resulting in built-in cash flow growth.

Only 68,000 square feet of the office space is scheduled to expire during the remainder of 2009.

601 Pennsylvania Avenue, Washington, DC

Our 227,000 square foot 601 Pennsylvania Avenue office building, which we built in 1984, is a Class-A asset located near the U.S. Capitol.

The building is 100% leased. It is the single largest asset in our portfolio, generating over 36% of our office property operating income and over 8.2% of total operating income.

601’s significant tenants include the National Gallery of Art, the American Association of Health Plans, the Credit Union National Association and the Capital Grille.

Only 2 leases expired in 2009, totaling 26,000 square feet. New leases were signed for all of the space at base rents averaging $20 per square foot over expiring rents.

Development Property - Clarendon

Projected 405,000 SF

244 luxury apartments 42,000 SF ground floor retail 170,000 SF Class “A” office

2 city blocks adjacent to Metro station

Desirable “Urban Village” neighborhood

Our Clarendon Center development will be comprised of a residential tower with 244 luxury apartment units, 42,000 square feet of street-level retail stores and 170,000 square feet of office space, all located right at the Clarendon Metro station in Arlington County, Virginia.

This is one of the premier residential and commercial submarkets in the metropolitan Washington, DC area.

Development Property

Clarendon Center,

Arlington, Virginia

Here is a recent construction photo of the development.

We are completing the 4-level subsurface garage structure in the next 30 days.

The development is on schedule, with construction to be completed by the end of 2010.

NYSE Symbol: B F S

Annual Meeting of Shareholders

White Oak, Silver Spring, Maryland

We remain committed to, and confident in, the long-term performance of our core retail and office properties.

We are prepared to endure the potential for a prolonged period of economic stress.